Exhibit (d)(9)

                                    AMENDMENT
                       TO RESEARCH AND ADVISORY AGREEMENT

         This amendment to the Subadvisory Agreement is made effective this April 23, 2003 between Deutsche Investment Management Americas, Inc. ("Manager") and Deutsche Asset Management Investment Services Limited (the "Subadviser").

         WHEREAS, Manager and you entered into that certain Subadvisory Agreement dated September 30, 2002 (the "Agreement"), setting forth the terms and conditions under which Manager has engaged you to provide subadvisory services with respect to Scudder International Fund a series of Scudder International Fund, Inc. (the "Corporation");

         WHEREAS, Manager or its affiliates may, from time to time, engage other subadvisers to advise series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a "Subadvised Fund"); and

         WHEREAS, Manager and Subadviser desire to amend the Agreement to the extent required to rely on certain exemptive rules under the Investment Company Act of 1940, as amended, that permit certain transactions with a subadviser or its affiliates (the "Rules").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby amend the Agreement as follows:

         1. The Agreement is supplemented to add the following provision:

         Subadviser agrees that it will not consult with any other subadviser engaged by Manager with respect to transactions in securities or other assets concerning the Fund or another Subadvised Fund, except to the extent permitted by the Rules.

         2. No changes to the Agreement are intended by the parties other than the changes reflected in Section 1 of this Amendment, and all other provisions of the Agreement are hereby confirmed.

         IN WITNESS THEREOF, Manager and Subadviser have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.



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
DEUTSCHE INVESTMENT                                          DEUTSCHE ASSET MANAGEMENT
MANAGEMENT AMERICAS, INC.                                    INVESTMENT SERVICES LIMITED


By:          /s/Nicholas Bratt                               By:       /s/A. Tedder
             -----------------------------------------------           -----------------------------------------------
Name:        Nicholas Bratt                                  Name:     A. Tedder
             -----------------------------------------------           -----------------------------------------------
Title:       Corporate Vice President                        Title:    Portfolio Manager
             -----------------------------------------------           -----------------------------------------------
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